EXHIBIT 99.1

Texas Rare Earth Resources Corporation
Shareholder Update Conference Call
January 6, 2014

Operator:    Good afternoon, ladies and gentlemen.  Thank you for standing by.  Welcome to the Texas Rare Earth Resources Shareholder Update Conference Call.  During today's presentation, all parties will be in a listen-only mode.  Please press star, zero for operator assistance at any time.  This conference is being recorded today, Monday, January 6th, 2014.

I would now like to turn the conference over to Valter Pinto of Alliance Advisors.  Please go ahead, sir.

Valter Pinto:    Thank you, Operator, and good afternoon.  Welcome to the Texas Rare Earth Resources' 2014 Shareholder Update Conference Call.  With us today are Mr. Anthony Marchese, Chairman; Dan Gorski, President and CEO; Jack Lifton, Director; Nick Pingitore, Director; Jim Wolfe, Director; and Phil Goodell, Director.

Before I turn the call over to Mr. Marchese, I'd like to remind listeners that during the call management's prepared remarks may contain forward-looking statements which are subject to risks and uncertainties.  Management may make additional forward-looking statements in response to your questions today; therefore, the Company claims protection under safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Actual results may differ from results discussed today, and therefore we refer you to a more detailed discussion of these risks and uncertainties in the Company's filings with the SEC.  Any projections as to the Company's future performance represented by management include estimates today, as of January 6th, 2014, and the Company assumes no obligation to update these projections in the future as market conditions change.

At this time, I'd like to turn the call over to Mr. Anthony Marchese.  Tony, the floor is yours.  Please go ahead.

Anthony Marchese:    Great.  Thank you very much, Valter, and thank you, everyone, for listening in this new year.  I'd like to first thank all our shareholders for being loyal over the last year, or actually several years.  I'd also like to thank management and the Board.  I think we have an outstanding team.  As you can tell from the number of Board members that are actually going to be speaking on this call, we have a working Board, so we'd like to think that we have just an outstanding group of individuals working with us.

I firmly believe we have one of the most compelling projects in the natural resource space and as a result one of the most compelling investments in the resource space.  As you know, or you may have seen, we issued our preliminary economic assessment earlier in December, and we then followed up with a full release which everyone can find on our web page at www.trer.com.  It's in a number of places, so if you want to look for it, just go right to the front page.

Where were we a year ago?  A year ago, we had issued another preliminary economic assessment in June of 2012.  At that time, we had estimated that our heavy rare earth project would cost approximately $2.1 billion, would encompass an 80,000 ton per day operation using a processing method called froth floatation.  The project wasn't going to go anywhere.  We decided that given the capital cost of the project that we had to do something different in order to align the project with the realities of the natural resource space.

And frankly, even if the natural resource space was as robust as it was two or three years ago, a $2 billion project probably would be a very difficult proposition no matter what.  But what we decided to do was go back to the drawing board, rescale the project and actually conduct more metallurgy, and with the addition of several key Board members, we were highly successful in reengineering the project to the point where, as I mentioned earlier, we issued a new PEA, and I'd like to just briefly review the PEA and make some comments about where we stand in the marketplace relative to, you know, stock market valuation before I turn it over to some of our other speakers.

First of all, capital cost dropped from 2.1 billion to just under $300 million, approximately $293 million.  That's including a contingency of 20% and includes a complete on-site rare earth oxide separation plant.  The net present value is about $1.5 billion.  Internal rate of return of about 69%.  You know, just to compel the investment, frankly, a payback period of just under a year and a half.  The significance of that is the fact that we are today one of the lowest cost rare earth projects around the world.

The significance of that, in addition to just being under $300 million, we strongly believe this is a very realistic preliminary economic assessment.  And by that I mean as Ross Perot said, the devil is in the details.  You can create numbers to match your expectations or investor's expectations.  In our case, we use some very conservative assumptions in preparing the PEA.  Number one, we use current spot pricing, and that is the key to evaluating, in my opinion, PEAs in this environment.  Although we feel that rare earth prices have bottomed, we believe that by using current spot prices it more realistically assesses the likelihood of success in the project.  In other words, if you can be profitable at today's prices, we think we stand a very good chance of being successful when the project comes into production.

So we think we're conservative in that respect.  We are also assuming a mining rate of about 20,000 tons a day.  One of the reasons why this capital cost dropped on the 300 million is we've downsized our project from an 80,000 ton a day operation to 20,000 ton a day operation.  And mind you, this is a highly scalable project.  We can always go a lot higher if we need to down the road.  The key is to get into production, show the world that you can operate profitability, and then scale up if the market demand.  We will be producing rare earth oxides onsite.  We're not producing a concentrate which many other PEAs assume.  In other words, we're going to be selling what the world wants in oxides, mostly heavy rare earth, about 70%.

We will be utilizing a processing technology called heap leach processing.  To the best of my knowledge, only the Chinese in their heavy rare earth deposits utilize a heap leach approach.  Lower cost, simpler, and proven.  We're assuming a mine life of only 20 years, and that frankly only consumes about 18% of the existing measured indicated and inferred mineral resource estimate.  So, if you do the math, you realistically have a mine life of greater than 100 years.  We're going to be employing about 150 people.  We are located in an outstanding business climate community, the State of Texas.

And I can't emphasize that enough.  In all of these projects, it's the old real estate adage, location, location, location.  We have infrastructure.  We have water, gas, electricity, access to the highway with three miles off the highway.  We have access to the railroad with three miles away from the railroad.  We're 80 miles southeast of El Paso, Texas.  We have access to the airport.  So—and climate, year-round climate.  We're not in the Arctic somewhere.  We're not in places where you have inhospitable conditions.  We're located on state property.  And that's another significant advantage.  Most other projects, to my knowledge, in North America, certainly, are located on federal property.

When it comes time for permitting, that is a significant disadvantage, vis-à-vis, Texas rare earth.  Our landlord is the State of Texas.  We will be working with the Texas regulators when it comes to permitting.  And I think that's a significant advantage as you look at our projects or any other project.  So don't forget what venue you will be permitting under.

We have in addition to our heavy rare earth deposit, significant non-rare earth oxide revenue opportunities.  Our PEA shows that we have a uranium resource.  That is not included in our economic assumption.  While we don't have a resource for beryllium and lithium, we know for a fact that we can, from a metallurgical standpoint, leach close to very valuable minerals.  Since we don't have an official resource estimate, we couldn't include them in the PEA, but down the road, we will incorporate uranium, beryllium and lithium into our economic assumption.  And we will be potentially major producers of all three of those minerals.  So on top of the 1.5 billion NPV, consider the fact that you'll have other opportunities as well.  We'll all have also opportunities to make money in non-rare earth oxides.

This brings me to the point of where are we today in spot price.  We were down about 6% on the year.  We started the year at about $0.52.  We finished at $0.49.  It's down about 6%.  The rare earth, if you take any type of rare earth index, let’s probably—let's look at the Bloomberg Rare Earth Index, that was down over 30%.  Although we did significantly better than our market, we're—I'm not pleased, we're not pleased.  I come from the capital markets, you know, standpoint, and I think we're significantly undervalued relative to any other rare earth project out there.  When you look at our universe of North American projects, we have, vis-à-vis the other projects, we have better infrastructure, location, jurisdiction, just cap ex, metallurgy.  I can go on and on.  We are relative to other North American projects, anywhere from one-half to one fifth undervalued.  So I strongly believe that we have a compelling investment opportunity.

One of the reasons why, in my opinion, we had no growth in our stock price is the fact that one of our largest shareholders, as a matter of public record, liquidated their fund last December, and as of about a month and a half ago reported that they had significantly reduced their position in the Company to the point of where they're virtually out of the stock at this point.  What that means is we've had lots of new shareholders.  Because I look at the shareholder list on a regular basis, we've had lots of new shareholders, and unfortunately, we've had one major shareholder who, through no fault of ours, needed to get out of their position.  That being said, I think we stand, where we are today from an investment standpoint, in a very good position to continue to outperform the rare earth market, and I think go up significantly from here.

I've said enough for the time being.  What I'd like to do is now turn it over to Jack Lifton.  Jack is a Director, a well-known consultant.  He's been around the minerals industry, rare earth industry for many years and he came on board in the fall and he's been a phenomenal addition.  Jack, take over.

Jack Lifton:    Thank you, Tony.  What I want to talk about is demand, the demand for rare earth now and going into the future.  You cannot just limit you’re view to the United States and Europe, which are the third and fourth largest users of rare earth, say, in the world.  You have to look at the number one, China, and the number two, Japan, those markets.  China today uses as—absorbs 80% of the rare earth concentrates produced in the world in its domestic market.  That means they go—they process downstream.  They're separated man (ph) to metals, magnets, alloys and even end use components.

China is today the only producer of heavy rare earths in the world.  The only one.  They produce essentially 100% of all of the rare earth elements that we call the heavy rare earth elements.  I was in China recently, and they are themselves short, they're in deficit, on heavy rare earths dysprosium, terbium, yttrium, gadolinium.  These materials are used in magnets, phosphorous, for all kinds of displays, and there are medical uses.  As China goes short, it means they're pulling in their horns.  What I mean to say is, Chinese people just like any other group in the world take a number—they take care of themselves first.  We do not, at this time, manufacture end use rare earth products in the West.  Whatever we do manufacture is from Chinese material.  The Chinese are withdrawing that material from the market.  We've all heard about the WTO issue on all of this stuff, and it really doesn't matter much to the Chinese those issues but their huge issue internally is the environment.  They have allowed mining of all kinds.  And I want to put something in perspective for you.  China has the capacity of producing 1 billion tons of steel a year and it has the capacity of 200,000 tons of rare earths.  Think of that ratio.

So, when I'm talking about environment, people's—oh, the rare earths are dirty to mine.  They are not.  Rare earth mining is clean, in the United States, it's safe, it's highly regulated.  I don't know that, quite frankly, where mining is in any way an environmental problem or would be an environmental problem in the United States as long as we obey our own rules.  Chinese don't do this.  They've made a mess of it.  They are slowing down.  They don't care how important the rare earths are to their overall economy.  The government in China cares about how important survival is to it, the government, so they are cracking down on environmental pollution.  This means a severe contraction, and starting now, in Chinese rare earth production.  Since the Chinese are the only producers on earth of heavy rare earths, it means a real crunch for heavy rare earths.  And this is not going to be a momentary thing.

Now, as Tony has mentioned, Texas Rare Earth’s project is quite a good one.  Well I could tell you it's an outstanding one.  It is the single project outside of China closest to production because it has a—it's better than the Chinese to buy.

Chinese produce all of their heavy rare earths from one type of deposit called ionic absorption plays.  These are the ones that they've been messing up the environment in processing.  And why do they do that?  Because they have no other source of these materials.  If they had a deposit like Round Top, Texas Rare Earth's Round Top, it would be in production around the clock, I guarantee you.

Because Round Top is in fact unique.  It is one of the best heavy rare earth sourcing minerals known and it's in a situation where even though it's genuinely a hard rock deposit, it presents as if it were one of these ionic plays.  It is not an ionic play.  It can be mined in the same way.  In other words, heap leaching can be used and it's my opinion that Round Top will be in production of heavy rare earths sooner than any other project I am aware of.  When Round Top reaches the current target number in the PEA, which would give it 200 tonnes production on the rare earth element dysprosium per year.  It would be then the world's largest single point producer of dysprosium.  When it reaches that same level in yttrium, which is 1,600 tonnes a year, it'll be the world's largest producer of yttrium in one place.  There is absolutely no problem marketing these materials because in fact, Chinese buyers will line up, Japanese buyers will line up and we hope there will be American and European buyers.

But the fact is, there is enough demand, differential weight on demand short is I’m talking about to actually utilize the entire estimated production of Round Top for several years.  And I have—didn't know much about this deposit, let's say, a year ago and as I looked at it, I couldn't believe it.  People had said, "Oh, well what's that?  That's a low-grade deposit."  Grade is irrelevant in heavy rare earths.  Round Top in fact is the same or a higher grade than almost all of the Chinese deposits that are being worked everyday.  Where it's different is that it is so much easier to bring into production and environmentally it will not make an impact on Texas.  In fact, it's very positive because it'll create a lot of jobs and it'll create, for the first time in American history, a domestic source of enough dysprosium and enough yttrium to fund a total rare earth supply chain, to be the base of, the anchor weight, so to speak.

So I'm not concerned at all about how we're going to market this stuff.  I'm not concerned about prices because as Chinese production declines, prices will go up because of demand.  These materials are all critical.  These heavy rare earths are the critical rare earths.

So best of luck to everybody and I think this is a golden opportunity for the United States and for investors.  Thank you.

Anthony Marchese:    Great.  Thank you very much, Jack.  And next, I'd like to introduce Dr. Nick Pingitore.  Nick is a Professor at the University of Texas, El Paso and the principle architect, if you will, of our drive towards heap leach.  And so, Nick, take it away.

Dr. Nicholas Pingitore:    Thank you, Tony.  You know, there's really two approaches to how you extract valuable minerals once you've mined them, once you've gotten them out of the ground.  One of these approaches is to upgrade your mine material by mechanical concentration, gravity, magnets, even hand sorting, or, probably the most common, froth  floatation, where you grind your rock up pretty fine and you put it into a vat with bubbles, often fat particles in the bubbles, that attract the desirable mineral.  This is a pretty complicated large-scale technology.  It's expensive and a lot can go wrong.  We're talking about a complex process, this froth floatation.  That was our original PEA.

The second option, the second very different approach is to do a heap leach where you skip this pre-concentration step and you simply directly put a solvent, something like an acid on to the crushed up rock.  So you simply crush your rock, put it in the heap, hence the heap, and then you leach it.  You leach it by putting what you might even consider to look like a lawn sprinkler on top of this pile and you let the acid or other solvent drip down into your heap.

For a heap leach to work a lot of things have to be right, and in my checklist there's really four major hurdles that you have to pass to have a chance of being successful.  The first is, your pay mineral has to be soluble.  It has to be easily dissolved.  We were able to show in a highly sophisticated scientific study at the Stanford Synchrotron Radiation Laboratory out in Palo Alto, California, that essentially all of our yttrium and all of our heavy rare earth are in a single mineral, and that's a fluoride that is often called yttrium fluoride, it's a variety of fluoride and that's where it all is.  Essentially 100% of your pay rare earth, the heavy rare earth and the yttrium are in that yttrium fluoride.  The good news is yttrium fluoride is easily dissolvable in a number of different acids, and in various studies, we've been able to show, and independently after showed we can get 80 to 90% recoveries of the yttrium and the heavy rare earth by simply taking some ground-up material and putting it in acid.  Or dissolution, where you can put a nice check mark, we have the right mineral for this.

Second thing is the solvent that you use, in this case an acid, has to be cheap.  You can't be using some exotic acid that's going to cost you a fortune.  You may be able to extract it but it's not going to be economical.  In this case, the acid that we would use is sulfuric acid.  This is the most common acid on the planet.  It's battery acid in your car.  It is universally available.  It is very cheap and kind of a hidden gem too, it is.  There's a full infrastructure and simple infrastructure for the transport, storage and handling of sulfuric acid because it's used in so many industrial processes.  That really gives you tremendous cost saving.  It's off-the-shelf technology.  In addition, most of the sulfuric acid produced these days comes from desulfurization of oil and gas, and our deposit is right at the edge of the Permian Basin, one of the largest oil and gas producing fields in the world.  So we have plenty of sulfuric acid being produced nearby.

So as far as the cost of the solvent, we get another good checkmark.  The third thing, or the third hurdle, is that the rest of the rock, the non-pay part of the rock has to be inert and not soluble; otherwise, you're dissolving the whole rock, wasting a lot of acid and creating a huge mess.  Once again, we've been very lucky in our deposit.  It is 90 to 95% two minerals: quartz and feldspar.  Quartz is the same thing as glass.  In the lab, we store our sulfuric acid in glass; it doesn't dissolve.  Feldspar is just like your coffee mug, essentially the same composition.  Again, that does not dissolve.  So we're not going to eat up a lot of rock and waste a lot of money, a lot of sulfuric acid dissolving things we don't want.  We will dissolve a small percentage of minerals other than the desirable yttrium fluoride.  Some of those other materials will yield good products, like the lithium, the beryllium and the uranium.  There will also be some undesirable elements that go into solution that will have to be cleaned up in the next step.

So we get another good checkmark, the rock doesn't dissolve.  The fourth thing on my checklist is that ideally the rock has to be like a sponge so that the acid can penetrate whatever size grains you've ground up and get inside and be able to get to the yttrium fluoride.  Our rhyolite, that's the technical name for our rock, is like a very fine grain granite.  Think of your granite countertop where you can see a lot of visible grains in there.  Our grains are tiny.  They are sand-sized to microscopic in size.  And so one would be worried that if you took, say, a half-inch or a one-inch piece of that rock, that rhyolite, your acid would not be able to penetrate.  Think of your granite countertop.  You spill some wine on it, the wine doesn't stain your countertop.

However, it turns out this rhyolite is like a sponge.  We're not going to sell our rhyolite as countertops, by the way.  It would be a total failure if we tried to do that.  We've done some studies where, say, you take a quarter inch slab of our rhyolite, you put a drop of ink one side of it, 30 minutes later the ink has penetrated through to the other side.  That says that our acid is going to be able to easily go in there and get through these sort of micro pores.  It's going to be able to attack all of the yttrium fluoride, and that's why we're getting these 80 to 90% recoveries.  It suggests that something in the half-inch range is going to be very, very ideal to be able to leach this.

So, we get another checkmark.  We've passed I think four basic tests for whether you have a chance with a heap leach.  And I view very seriously that the heap leach is the key to what I'd like to call unlocking our national treasurer.  Without the heap leach, the economics are simply not there.  With a heap leach, our economics become really extraordinarily strong.

So we've got a unique deposit and we have a unique plan of how to exploit it.  There are really no comparables in the hard rock area to compare us with, and as Jack has pointed out, the only thing comparable are the Chinese deposits, about the same grade as we have and pretty much the same type of process.  They heap leach, they also sometimes pour the acid kind of directly on the ground.  And the problem they have is that those deposits are two dimensional, they're in the soil and there are very thin layers in the soil that they're exploiting.  Our deposit is three-dimensional.  It's a mountain.  It's 1,200 feet high.  It's a mile in diameter.  It's all concentrated in one place.  So we can build in effect a rare earth factory there that doesn't denude thousands and thousands of acres of land in order to extract the rare earth.  It's all there in one place.  And I'd leave then that this is going to be the future of yttrium in the heavy rare earths.

And I think I'll stop here and pass on to...

Anthony Marchese:    Thank you very much, Nick.  And next, I'd like to introduce Dr. Jim Wolfe.  Jim has been involved in metals in the rare earth industry for a long time and he will discuss our refining and separation capability.  Jim, take it away.

Dr. James Wolfe:    I want to frame the situation as far as getting from the heap leach all the way to the separated rare earth oxides of high purity, and in order to do that let's start with the leach solution that's called the Pregnant Leach Solution, or PLS.  And it needs to be purified.  I think Nick described the fact that along with all the rare earths few impurities also report the dissolution and it's difficult to get to the separated oxides unless you can get rid some of the impurities and upgrade the solution as you go along.  So there is a purification step, and that is primarily or predominantly conventional chemistry, where you adjust pH and certain times you use technologies like ion exchange and the impurities that you want to get out you can do them individually or dispose them or you can collect them for further processing as products.  And that's been investigated with respect to the things like uranium, beryllium and so forth.  Once you've got the material the leach solutions purified, then you're in a position to essentially concentrate them.

Now, all the rare earths behave similarly.  You have where one goes, the rest go, at least in the initial solution.  So out of this purified solution we bring a rare earth carbonate concentrate that's essentially 60% pure and it contains all of the rare earths that are in the TRER deposit and their ratios.  But they've upgraded and now they're essentially in a position to be separated.

Well how do you do this?  What do you do as far as separation?  A number of techniques have been looked at over the past few years but there's been a technology available since the 50s and 60s that was developed in the United States, originally, and then it was taken to China in the '80s and '90s and then it was improved on in the—essentially in the 2000s.  And this technology's based on solvent extraction and it's been used in dozens of plants right now, today, in China, and it's also used in France, at one of the producers.  TR's separation strategy is essentially based on the design and the operation of an existing heavy rare earth processing plant in China.  Chinese plants are essentially designed to process various rare earth concentrates that are produced and therefore they're essentially flexible.  What you need to realize is that once a mixture, a rare earth concentrate mixture is produced and goes back into solution, it's pretty much—it loses its identity as far as where it was produced or how it was produced and it becomes essentially a situation that depends on the ratios of the various rare earths that are in the composition.

So now, how do you get them separated?  Well it turns out that there are processes and methods that allow you to make small incremental changes in the solubility and in the recovery of various rare earths in various—in steps and you can essentially peel off one rare earth after another, but to do this, to peel these off and purify them, takes many, many, many steps and in many cases to get to the high purity, like two nines, or two nines five, or three nines, it'll take 50 to 75 individual steps and these steps are carried out in solvent extraction cells and they're very effective.  And this type of recovery can result in, you can go from two nines, three nines to four nines just by adding additional cells.

And so, our plant feed that is going into this process that's roughly 60% goes into nine separate solvent extraction lines and these lines, each one, produces a product, essentially a rare earth fluoride solution and then these fluoride solutions are treated to precipitate an oxalate or a carbonate.  These high purity oxalates and carbonates are then calcined and essentially are produced coming out in individual lines and are ready for sale at that point.  Along with our heavy rare earths are eight individual rare earths.  That's seven rare earths plus yttrium.  We have a light rare earth concentrate that would essentially be salable in the market.  There's different places you can sell that but they would not be economical for us to further treat those.

Anthony Marchese:    Thanks.  Next, I'd like to introduce Dan Gorski, who's a Director and CEO, tirelessly working.  Can't thank Dan enough for the progress we've made.  Dan is going to cover actually two areas; one he will cover the geology of, briefly, of Round Top, and then the all important question, where do we go from here from a project development standpoint?.  Dan?

Daniel Gorski:    Thank you, Tony.  To start with, I'd like to thank everybody else that you've just heard from that we have gotten where we are right now principally due to the efforts of the people that you've heard from here today.  And I cannot begin to tell you what a pleasure it's been to be able to work with the quality of people that we've got on this Board.  So again, I thank you all.

I want to kind of run over where we are on the geology that Nick touched on it briefly, but Round Top is basically a particular type of volcanic intrusion that’s treated in from great depth, reached a point approximately 3,000 feet below the earth's surface, and rather than breaking through and becoming an explosive volcano, it sort of pries  the overlying sediment stuff and created a mushroom-shaped body that we refer to in geology as a laccolith.  Now, the reason it did that was several.  That the molten rock that we call the magma that actually solidified to become the rhyolite was very high in fluorine, along with all these rare earth metals that are in the rhyolite at Round Top.

The fluorine did two things to this rock that basically set the stage for the intrusion, the deposit that we have right now.  It caused the rhyolite magma to be very fluid so that it wasn't thick and pasty; it was quite fluid and quite able to move up through the earth's crust.  The other thing it did, it suppressed the water vapor pressure in this magma, which essentially means that it kept it from being explosive.  If it had been explosive, it would have reached the surface, blown up and all our rare earth would have been floating off downwind to end up somewhere down on the Texas Coast.  Thank goodness, that didn't happen.

What we see now at Round Top is this mushroom-shaped rhyolite laccolith that the erosion has removed the overlying rocks from so it basically is sitting there exposed very much in the form that it was when it was originally intruded.  Along with the rare earths, the other rare elements that were actually entrapped and crystallized in the rhyolite itself, there was a certain amount of movement of solution out of this rock that created some very high grade beryllium deposits.  It's the base of this thing basically on the bottom side of the mushroom.  It was the development of these, what we call replacement type beryllium deposit, that led to the recognition that the rhyolite itself constituted a resource of rare elements.

This work was done back in the 80s by, first, Cabot Corporation and then followed up by Cypress.  They never developed the project as a beryllium deposit because they, for a variety of reasons, never created what they thought was a viable market.  They changed corporate directions and directed themselves towards becoming more of a copper company.  This was Cypress.  End result, they dropped the project and all the leases and everything and went back to the State of Texas.  Where it really served us well is that they drilled through this rhyolite and all of their drill holes to explore for the beryllium deposit at the base.  When they finished the project, they placed all their samples and barrels, put them on palettes and stored them in the mine work and that they've developed there on the north side of Round Top.  When we assumed the lease and opened up the mine, we were actually able to start out and start re-logging and analyzing about 80,000 feet of drilling that they had done.  That literally, basically we ended up being able to do a drilling program without the expensive drilling.

We feel that there's probably a lot of potential in this area for a much higher-grade rare earth replacement deposit to depth.  We have never pursued that because we basically have been following the heap leach model and developing the large low-grade deposit, but as we go along, we will allocate a certain amount of our resources to understanding this geology better and examining the possibility and time of maybe seeing if there is some higher-grade deposit in depth.  But for the moment, we feel we've done enough and we're ready to go on to the next stage of development and developing our heap leach operation.

We do plan, however, as we go along to put our geologic data on our website, so if people that are interested in looking at this from the standpoint of where it came from, how it got there, we'll have a presentation that you can go through and see.

To wind this call up, we'd kind of like to reiterate what we've done, where we are and where we intend to go from, go to next.  I'm going to kind of go through 10 bullet points here that I think are important and basically summarize everything we've done.

The first thing that is important that Jack touched on in a big way is since the critical nature of rare earth technology and supply became evident and we had the big surge in market activity in 2010 and '11, their developing conventional wisdom in rare earth sector that grade was the main thing that was important.  The fact that China, the principle producer of these heavy rare earths produced from low-grade deposits somehow was lost.  Also, the fact that salt (ph) mining, low-grade deposit is the norm in almost all-mineral production worldwide did not get factored into the consciousness of the rare earth investing world.  Somehow or another rare earth got itself divorced from (inaudible) conventional mining thinking and kind of took off on a tangent all its own.

Round Top is a low-grade deposit and defies the conventional wisdom, and it’s resulted in an uphill struggle for us to gain respect and recognition by the market.  We have had to actually basically try harder to get where we are and the work that we've done, the metallurgical work, as you can hear from talking to Jack and Nick and Jim on this, we have gone a lot deeper into this than you normally would expect from a preliminary economic analysis stage work.

The other thing, of course, is the work that we've done over the past year, and we've had some very good support from our contractors, Hayden (ph) Resource, RDI, we've had some excellent consultants, you know, working with us.  Lintec (ph) has helped us a great deal.  The principle consultant I'd just like to mention his name, has been Jim Reynolds, who has helped us out immensely of understanding the chemistry of this thing.  What we've basically shown that as usual conventional wisdom was wrong.  The main emphasis of this PEA, and we literally had to prove this to survive, was demonstrate that we could profitability scale this operation down and get it done at a capital cost that the market would accept.  I think we have done this and done it well.

A lot of work remains to be done.  We do need to do more metallurgical testing to optimize the recovery of rare earth in our current, you know, leach testing we'd done.  We probably have not exactly hit the sweet spot of acid concentration, you know, call them, leach—heap leach thickness, timing all that, we know it can done but now we've got to go through some fine-tuning to bring it down so that we can consistently produce a solution within a range of concentration to feed to our plant.  We've got a lot of work to do to optimize the potential byproduct.  We know that we're getting lithium, some beryllium, uranium.  We're seeing a lot of potassium in these solutions.  We've got to see how treating these, how to optimize the economic potential of these byproducts.  We can say this now, however, with a fair degree of certainty, and that's that Round Top is going to one of the, if not the most important, rare earth mine in the next 20 years and far beyond.

Ease of processing, logistics planning, political jurisdiction, in our opinion, almost assures that this is going to happen.  The rare earth market itself, after an irrational rise in 2011 and '12, and then a trip back down to reality in 2013, appears to have stabilized and has resumed its normal growth patterns driven by supply and demand.  As Jack has pointed out, for heavy rare earth we're probably going to have more than just what you'd call a normal growth, because, simply stated, the only other place that you're getting these heavy rare earths are going to be from Round Top.  The fundamentals of the heavy rare earth in particular are highly favorable.

We believe too that the political wind is turning in our favor.  That there's been a lot of hype in the rare earth sector about green energy and there's been a lot of things that, you know, that may or may not ever come to fruition.  The one thing that certainly is coming to fruition is the importance of these heavy rare earth in a national sense.  A secure, domestic supply of these are becoming more and more important.  It's becoming a more and more important part of strategic thinking nationally.  Current geopolitical developments I think are only going to reinforce this fact.  We're seeing a lot of talk now about laser weapon systems, about hybrid electric drive systems and naval ships and of ground combat vehicles.  All these things are pressing and important in having secure domestic supply.  We think that we probably are going to end up getting a lot of support from the defense sector when it really becomes obvious to them what we've got and how this is going to play into the long-term development.

Our PEA estimate that is going to require approximately 13.4 million when Round Top (inaudible) feasibility.  We think that we can probably get this done in about a year.  It is our opinion that progress towards feasibility is going to be necessary for our shareholders to receive maximum value.  This of course assumes that factors beyond our control, such as regulatory uncertainty, can be effectively dealt with.

Finally, we have engaged an investment-banking firm that specializes in the resource sector to help us with the next phase of capital raising.  All options are on the table ranging from strategic partnerships, joint ventures, offtake arrangements to outright sale of the Company.  Given our present severe undervaluation by the equity market, raising capital by the equity route is very low priority right now.  We hope that we can get done what we need to do without resorting to any sort of dilutive fund rate.

We would like to thank everybody for listening, and I'd like to turn it back to Tony and we welcome hearing from many of you.

Anthony Marchese:    Well thank you very much, Dan.  And, you know, I'd like to give everyone my email address.  We are an open book.  Anybody have any—if anybody that has any suggestions, comments, we welcome, you know, any and all.  My email address is amarchese@trer.com.  That's amarchese@trer.com.  You can go on our website, ask questions, make comments.  Thank you very much for listening and we will get back to you in the near future.  Thank you very much, everyone.

Operator:    Thank you.  Ladies and gentlemen, this concludes the Rare Earth Resources Shareholder Update Conference Call.  Thank you for your presentation and at this time you may disconnect.